UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 18, 2026
Dream Finders Homes, Inc.
(Exact name of registrant as specified in its charter)

Texas	001-39916	85-2983036
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

14701 Philips Highway, Suite 300 Jacksonville, Florida	32256
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (904) 644-7670
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock	DFH	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.
As previously disclosed, on August 6, 2026, Dream Finders Homes, Inc., a Texas corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Bulldogs Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Beazer Homes USA, Inc., a Delaware corporation (“Beazer”). The Merger Agreement provides, among other things and subject to the terms and conditions set forth therein, that Merger Sub will be merged with and into Beazer, with Beazer surviving as a wholly owned subsidiary of the Company (the “Merger”).
The Company expects that its capitalization immediately following the Merger, after giving pro forma effect to the Merger and related financing and other transactions, will include the following:
•The Company expects to maintain its existing unsecured revolving credit facility with aggregate commitments of $1.5 billion, which includes a letter of credit sub-facility of up to $25 million (the “Credit Agreement”). Pursuant to an accordion feature, the Credit Agreement also allows the Company to increase the aggregate commitments up to a maximum of $2.0 billion, subject to the receipt of additional commitments from existing or new lenders and the satisfaction of customary conditions precedent.
•The Company expects to have approximately $1.3 billion of aggregate outstanding principal amount of senior unsecured notes on a consolidated basis, giving effect to the anticipated redemption of Beazer’s 7.250% senior notes due 2029 (the “Beazer 2029 Notes”) in an aggregate outstanding principal amount of $350 million, and including the following:
◦The Company’s existing 8.250% senior notes due 2028 and 6.875% senior notes due 2030, each with an aggregate outstanding principal amount of $300 million as of June 30, 2026, for a combined aggregate outstanding principal amount of $600 million as of June 30, 2026.
◦Beazer’s existing 7.500% senior notes due 2031 (the “Beazer 2031 Notes”) and 8.000% senior notes due 2032 (the “Beazer 2032 Notes” and, together with the Beazer 2029 Notes and the Beazer 2031 Notes, the “Beazer Notes”) with a combined aggregate outstanding principal amount of $650 million as of June 30, 2026. The indentures governing each series of Beazer Notes contain a change of control provision that, if not waived, would require the Company to make an offer to repurchase outstanding Beazer Notes of each series at 101% of the principal amount thereof on the terms set forth in each applicable indenture. The 2031 Beazer Notes and the 2032 Beazer Notes that holders thereof elect not to sell to the Company pursuant to the change of control offer described in the preceding sentence (if such change of control provisions are not waived), are expected to remain outstanding in compliance with the terms of the agreements governing the Company’s and Beazer’s outstanding debt.
◦The Company retains the right to consider other options with respect to its capital structure, and may repurchase, defease, redeem, retire, or otherwise engage in other liability management transactions with respect to some or all of the Beazer Notes, or engage in other financing transactions in connection with the Merger.
◦As described in the Form 8-K filed by the Company on August 7, 2026, the Company may also elect to issue senior unsecured indebtedness to refinance outstanding debt and/or as permanent financing of the consideration due in connection with the Merger, which may increase the amount of outstanding indebtedness following the completion of the Merger described above.
•The Company expects to have approximately $80 million of junior subordinated notes outstanding on a consolidated basis, comprised solely of Beazer’s existing junior subordinated notes with an aggregate outstanding principal amount of $80 million as of June 30, 2026.
•The Company expects to have approximately $675 million of redeemable preferred stock outstanding after giving effect to the Merger. The Company anticipates issuing approximately $225 million of redeemable preferred stock to refinance the Company’s Series A Convertible Preferred Stock, which has an aggregate initial liquidation preference of $150 million. In connection with the Merger, the Company intends to issue approximately $450 million of redeemable preferred stock. On August 14, 2026, the Company announced its intent to redeem all of the Series A Convertible Preferred Stock.

The final terms of the expected financing transactions have not been determined and are subject to change. See “Cautionary Statement Regarding Forward-Looking Information.”
The Company is subject to specified financial and operating covenants as part of its debt obligations and was in compliance with these covenants as of June 30, 2026. The Company expects, at the closing of the Merger and following the consummation of the related financing and other transactions described above, to remain in compliance as of and immediately following the effective time of the Merger, including with respect to the senior unsecured notes, subordinated notes and any other indebtedness of Beazer that remains outstanding at such time, as well as any other indebtedness issued by the Company in connection with the Merger. The information in this Form 8-K does not constitute a notice of redemption with respect to any series of the Beazer Notes or with respect to the Company’s Series A Convertible Preferred Stock.
The information provided pursuant to Item 7.01 of this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended or the Exchange Act, except as expressly set forth by specific reference in such filing.
Cautionary Statement Regarding Forward-Looking Information
The information presented herein may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 giving the Company’s expectations or predictions of future financial or business performance or conditions. Forward-looking statements are typically identified by words such as “believe,” “expect,” “anticipate,” “intend,” “target,” “estimate,” “continue,” “positions,” “prospects” or “potential,” by future conditional verbs such as “will,” “would,” “should,” “could” or “may”, or by variations of such words or by similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties which change over time. Forward-looking statements speak only as of the date they are made and the Company does not assume any duty to update forward-looking statements other than as required by law. As forward-looking statements involve significant risks and uncertainties, caution should be exercised against placing undue reliance on such statements.
In addition to factors previously disclosed in the Company’s reports filed with the Securities Exchange Commission, the following factors, among others, could cause actual results to differ materially from forward-looking statements and historical performance: the occurrence of any event, change or other circumstances that could give rise to right of one or both of the parties to terminate the Merger Agreement; the outcome of any legal proceedings that may be instituted against the Company or Beazer; the failure of Beazer to obtain necessary stockholder and regulatory approvals or to satisfy any of the other conditions to the Merger on a timely basis or at all; the possibility that the anticipated benefits of the Merger are not realized when expected or at all; the possibility that the Merger may be more expensive to complete than anticipated, including as a result of unexpected factors or events; diversion of management’s attention from ongoing business operations and opportunities; potential adverse reactions or changes to business or employee relationships, including those resulting from the announcement or completion of the Merger; the Company’s ability to obtain financing and complete the acquisition and integration of Beazer successfully or fully realize cost savings and other benefits and other consequences associated with mergers, acquisitions and divestitures; the ultimate structure and details of any financing transactions to be undertaken in connection with the Merger; negative effects of announcing the Merger or the consummation of the Merger on the market price of our common stock, credit ratings or operating results; and the potential impact of announcement of the Merger or consummation thereof on relationships, including with employees, customers and competitors.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Number	Description
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DREAM FINDERS HOMES, INC.

Date: August 18, 2026	By:	/s/ Robert E. Riva
Robert E. Riva
Vice President, General Counsel and Corporate Secretary